EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Numbers 33-15777, 33-33966, 33-61286, 33-90490, 333-01885, 333-07519, 333-69597 and 333-69599.

Grand Rapids, Michigan
July 26, 2001